UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2023

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 17, 2023, Safe and Green Development Corporation (the “Company”) entered into a Master Purchase Agreement (the “Master Purchase Agreement”) with SG Echo LLC (“SG Echo”), a wholly owned subsidiary of Safe & Green Holdings Corp. (“SG Holdings”), the Company’s majority stockholder, pursuant to which the Company may engage SG Echo from time to time to provide modular construction design, engineering, fabrication, delivery and other services (collectively, the “Work”) on such terms as the parties may mutually agree. The Master Purchase Agreement provides that if the Company should desire that SG Echo provide services in connection with any location, it will request from SG Echo a written proposal and that within 15 business days SG Echo will provide the Company with an itemized cost proposal for the services to be performed and a firm schedule for performing the services based upon the information contained in the request. If the proposal and schedule is satisfactory to the Company, the Master Purchase Agreement provides that the substance of such proposal will then be incorporated into a project order, including specific information regarding the project, the project site and services to be performed, to be executed by both parties.

The Master Purchase Agreement provides that SG Echo will be paid a fee equal to 12% of the agreed cost of each project. The Master Purchase Agreement further provides that payment terms for all design work and the completion of the pre-fabricated container and module shall be made in accordance with the following schedule: (a) a deposit equal to 40% of the cost of the pre- fabricated container and module only shall be paid by the Company to SG Echo within 5 business days of the mutual execution of a project order; (b) a progress payment (not to exceed to 35% of the cost of the pre-fabricated container and module) shall be paid by the Company to SG Echo monthly in proportion to the percentage of Work completed, which payment shall be made within 10 business days of the Company receipt of SG Echo’s invoice; (c) a progress payment equal to 15% of the cost of the pre-fabricated container and module shall be paid by the Company to SG Echo within 10 business days of the delivery of the pre-fabricated container and module to the specific project site; and (d) the final payment equal to 10% of the cost of the pre-fabricated container and module only shall be paid by the Company to SG Echo within 10 business days of the substantial completion of the Work. Substantial completion of the Work shall be as defined by the applicable project order. Notwithstanding the foregoing, the Company may withhold 10% of the invoiced amount, as retainage, which will be paid to SG Echo once the specific project is completed (including any punch list items). The Master Purchase Agreement may be terminated by either party if there is a material default by the other party and such default continues for a period of 20 days after receipt by the defaulting party of written notice thereof. If the Company terminates the Master Purchase Agreement or any project order as a result of a default by SG Echo, SG Echo will not be entitled to receive further payment until the Work is finished. If the unpaid balance of the amount set forth in the project order for the project is less than the cost of finishing the Work, SG Echo will pay the difference to the Company. In no event will SG Echo be entitled to receive any compensation if the cost to the Company of performing the balance of the Work is less than the unpaid balance. In addition, the Company may terminate the Master Purchase Agreement or any project order without cause. In the event the termination by us is without cause, SG Echo will be entitled to payment for all work and costs incurred prior to termination date plus the applicable fee owed to SG Echo thereon as more particularly described in the applicable project order.

The initial project for which modular construction services are anticipated to be provided to the Company by SG Echo is the Company’s Magnolia Gardens residential project to be built on the Company’s McLean mixed-use site in Durant, Oklahoma, consisting of 800 residential units. In accordance with the Master Purchase Agreement, SG Echo will provide the Company with an itemized cost proposal for the services to be performed for the Magnolia Gardens residential project and a firm schedule for performing the services. If the proposal and schedule is satisfactory to the Company, the proposal will be then incorporated into a project order to be executed by both parties.

In connection with the entry into the Master Purchase Agreement, on December 18, 2023, the Company and SG Echo terminated that certain Fabrication Agreement, dated December 2, 2022, between the parties relating to the McLean mixed-use site.

The foregoing description of the Master Purchase Agreement is qualified in its entirety by reference to the full text of the Master Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.02 in its entirety.

Item 4.01 Changes in Registrant’s Certifying Accountant

The Board of Directors of the Company, through its Audit Committee (the “Audit Committee”), conducted a competitive process to determine the Company’s independent registered public accounting firm commencing with the audit of the Company’s books and financial records for the year ending December 31, 2023. The Audit Committee invited several independent registered public accounting firms to participate in this process.

Following review of proposals from the independent registered public accounting firms that participated in the process, on December 13, 2023, upon recommendation from the Audit Committee, the Board of Directors of the Company approved the engagement of M&K CPAS PLLC (“M&K”) as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023. On December 15, 2023, the Company (i) entered into an engagement letter with M&K and engaged M&K as the Company’s independent registered public accounting firm effective immediately and (ii) dismissed Whitley Penn LLP (“Whitley Penn”).

Whitley Penn’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2022 and for the period from February 17, 2021 (Inception) through December 31, 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report (i) included a paragraph stating “The financial statements include expense allocations for certain corporate functions historically provided by Safe & Green Holdings Corp. These allocations may not be reflective of the actual expense that would have been incurred had the Company operated as a separate entity apart from Safe & Green Holdings Corp.” and (ii) contained a “going concern” paragraph.

During the fiscal year ended December 31, 2022 and the period from February 17, 2021 (Inception) through December 31, 2021, and the subsequent interim periods through December 15, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions between the Company and Whitley Penn on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Whitley Penn’s satisfaction, would have caused Whiley Penn to make reference thereto in its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company requested Whitley Penn to furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Whitley Penn’s letter, dated December 21, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal year ended December 31, 2022 and the period from February 17, 2021 (Inception) through December 31, 2021, and the subsequent interim periods through December 15, 2023, neither the Company nor anyone on its behalf has consulted with M&K regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that M&K concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Master Purchase Agreement, dated December 17, 2023, by and between SG Echo LLC and Safe and Green Development Corporation
16.1	Whitley Penn LLP letter dated December 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe and Green Development Corporation
Dated: December 21, 2023
	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

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